Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2002 relating to the financial statements and financial statement schedules, which appear in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP

New York, New York
November 18, 2002